CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-138029) and Form S-8 (Nos. 333-00099, 333-23857, 333-57869, 333-53366, 333-55488, 333-82674, 333-82678, 333-82668, 333-82670, 333-82672) of Digi International Inc. of our report dated December 4, 2006 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 6, 2006